Exhibit 10.23

EXTENSION AND MODIFICATION AGREEMENT

This EXTENSION AND MODIFICATION AGREEMENT (this “Agreement”) dated as of October 22, 2024 (the “Effective Date”), is entered into by and between ANDERSEN TAX LLC (“Borrower”) and JPMORGAN CHASE BANK, N.A., as successor-in-interest by purchase of the Line of Credit Loan from the Federal Deposit Insurance Corporation as Receiver for First Republic Bank, San Francisco, CA (the “Lender”).

WITNESSETH:

WHEREAS, Borrower previously executed that certain Seventh Amended and Restated Promissory Note (Line of Credit — Prime Rate Adjustable — Interest Only) dated as of June 21, 2023, in the original maximum principal amount of $20,000,000.00 payable to the order of First Republic Bank (“FRB”) (as may be amended, restated or otherwise modified from time to time, the “Note”).

WHEREAS, the Note arises out of that certain Second Amended and Restated Loan Agreement dated May 12, 2017 by and between Borrower and Lender (as may be amended, restated or otherwise modified from time to time, the “Loan Agreement”). All capitalized terms that are used but not defined in this Agreement shall have the respective meanings given to such terms in the Note, Security Agreements, or Loan Agreement, as applicable.

WHEREAS, Borrower has requested that Lender extend the maturity date of the Note from November 15, 2024 to November 15, 2025 and make certain other changes to the Loan Documents, and Lender has agreed to do so on the terms set forth herein and in the Eighth Amended and Restated Promissory Note dated even date herewith.

NOW, THEREFORE, in consideration of the foregoing premises and terms and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and Borrower agree as follows:

1. Amendment and Restatement of Note. Pursuant to the terms of the Eighth Amended and Restated Promissory Note dated even date herewith, the Maturity Date of the Note shall be extended to November 15, 2025.

2. Additional Documents. Concurrently with the execution of this Agreement, Borrower shall execute and deliver to Lender ( a ) the Eighth Amended and Restated Promissory Note referenced in Section 1 hereinabove, and (b) a certificate confirming no modifications, amendments or other changes to its limited liability company agreement since the date of execution of the Loan Agreement, and attaching resolutions authorizing the Borrower’s execution and delivery of this Agreement, an incumbency certificate, current certified certificate of formation, and current good standing certificate for the Borrower.

3. Amendments to Loan Agreement.

3.1 The following definitions are hereby added to Article 1 of the Loan Agreement, in alphabetical order:

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its affiliates from time to time concerning or relating to bribery or corruption.

“Change in Law” means the occurrence after the date of this Agreement of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by the Lender (or, for purposes of Section 2.8(b), by any lending office of the Lender or by the Lender’s holding company, if any) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Lender or required to be withheld or deducted from a payment to the Lender: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) the Lender acquires such interest in the Loan, Letter of Credit or Commitment or (ii) the Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.7, amounts with respect to such Taxes were payable either to the Lender’s assignor immediately before the Lender acquired the applicable interest in such Loan, Letter of Credit or Commitment, and (c) any withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under this Agreement and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Line of Credit Loan” or “Loan” means that certain revolving line of credit in the maximum principal amount of $20,000,000.00, evidenced by the Line of Credit Note.

“Other Connection Taxes” means, with respect to the Lender, Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Taxes (other than a connection arising from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document), or sold or assigned an interest in any Loan, or any Loan Document.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Sanctioned Country” means, at any time, a country, region or territory that is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

3.2 The following sections are hereby added to the Loan Agreement, in numerical order:

2.6 Returned Payments. If, after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Lender in its discretion), then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Lender. The provisions of this Section 2.6 shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.6 shall survive the termination of this Agreement.

2.7 Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made, the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

2.8 Increased Costs.

(a) If any Change in Law shall: (I) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, the Lender; or (ii) impose on the Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or any Loan made by the Lender or any Letter of Credit; or (iii) subject the Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing clauses (i), (ii) or (iii) shall be to increase the cost to the Lender of making, continuing, or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to the Lender of issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or otherwise), then Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

(b) If the Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company as a consequence of this Agreement, the Commitment of or the Loans made - by Letters of Credit issued by the Lender to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered.

(c) A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay the Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate the Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that the Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

3.18 Fundamental Changes.

(a) Borrower will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or otherwise dispose (including sales or other financing of accounts receivable) of all or substantially all/any substantial part of its assets (whether now owned or hereafter acquired), or liquidate, divide or dissolve.

(b) Borrower will not consummate a Division as the Dividing Person, without the prior written consent of the Lender. Without limiting the foregoing, if Borrower consummates a Division (with or without the prior consent of Lender as required above), each Division Successor shall be required to comply with the obligations set forth in Section 3.17 and the other further assurances obligations set forth in the Loan Documents.

5.1 Borrower’s Warranties and Representations

(p) OFAC; Patriot Act Compliance

(iii) Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by Borrower, its subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower, its subsidiaries and their respective officers, directors, and, to the knowledge of Borrower, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of Borrower, its subsidiaries or any of their respective directors or officers or, to the knowledge of Borrower, its employees, or agents that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Line of Credit Advance or Letter of Credit, use of proceeds, or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions.

3.3 The following sentence is hereby added at the end of Section 2.2 of the Loan Agreement:

Borrower will not request any Line of Credit Advance or Letter of Credit, and Borrower shall not use the proceeds of any Line of Credit Advance or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent that such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or the European Union, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

3.4 Section 3.8 of the Loan Agreement is hereby amended and restated in its entirety as follows:

3.8 Taxes. Subject to the provisions of Section 3.9, Borrower shall pay when due all foreign, federal, state and local taxes, assessments, and governmental charges now or hereafter levied upon or against Borrower or any of its properties or assets, including all income, franchise, personal property, real property, excise, withholding, sales and use taxes. Borrower shall indemnify the Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes payable or paid by the Lender or required to be withheld or deducted from a payment to the Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by the Lender shall be conclusive absent manifest error.

3.5 Section 3.14 of the Loan Agreement is hereby amended and restated in its entirety as follows:

3.14 Compliance with Applicable Laws. Borrower shall at all times comply with and keep in effect all material Governmental Permits relating to Borrower, the Collateral, and Borrower’s other assets. Borrower shall at all times comply with, and shall cause the Collateral to comply with (a) all material Governmental Requirements, including all hazardous substance laws; (b) all requirements and orders of all judicial authorities which have jurisdiction over Borrower or the Collateral; and (c) all covenants, conditions, restrictions and other documents relating to Borrower or the Collateral if, in the case of this clause (c), failure to so comply would cause or result in a material adverse change in the financial condition or business of Borrower or materially impair the Collateral. Borrower shall maintain in effect and enforce policies and procedures designed to ensure compliance by Borrower, its subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

3.6 Section 6.10 of the Loan Agreement is hereby amended and restated in its entirety as follows:

6.10 Interpretation. Whenever the context may require, the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, and any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (h) the term “document” shall be deemed to include all written contracts, commitments, agreements, and instruments. The headings to sections of this Agreement are for convenient reference only and shall not be used in interpreting this Agreement. The term “discretion,” when applied to any determination, consent, or approval right by Lender, shall be deemed to mean Lender’s sole but good faith business judgment. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

3.7 The following is hereby added to the list of exclusions from Eligible Accounts in the definition of Liquidity in Exhibit C of the Loan Agreement:

(11) Accounts with respect to which the Account Debtor is a Sanctioned Person.

3.8 Section 6 of Exhibit C to the Loan Agreement entitled “Loans by Borrower” is hereby amended and restated in its entirety as follows:

Loans by Borrower: Borrower shall not (and shall not permit any Guarantor to) loan or advance money to any other Person, except as follows:

(1) Loans or advances may be made by Borrower to any of its officers, directors, Managing Directors or employees, or to any principal of a member firm of Andersen Global, as long as (a) each such loan or advance is on arm’s length terms, shall mature within seven years and is approved by the Board of Directors or management of Borrower as required by Borrower’s applicable corporate or other governing documents, (b) all such loans and advances shall not at any time have an outstanding principal balance in excess of $1,500,000 individually or $7,500,000 in the aggregate (except that loans or advances for moving, relocation and travel expenses and other similar expenditures in the ordinary course of business consistent with past practice shall not count against the $7,500,000 aggregate cap);

(2) Loans or advances may be made by Borrower or any Guarantor to any affiliate (as defined in Rule 405 under the Securities Act of 1933) of Borrower or to any member of Andersen Global, as long as (a) each such loan or advance is on arm’s length terms, shall mature within 11 years and is approved by the Board of Directors of Borrower or the managing person or body of any Guarantors, and (b) all such loans and advances shall not at any time have an outstanding principal balance in excess of $12,500,000 individually or $17,500,000 in the aggregate; and

(3) No loan or advance described in paragraphs (1) or (2) immediately above shall be approved or made at any time that a Default or Event of Default has occurred and is continuing.

3.9 Section 11 of Exhibit C to the Loan Agreement is hereby amended and restated in its entirety as follows:

11. Letter of Credit Sublimit. $5,000,000; provided, however, that notwithstanding the amount of the Letter of Credit Sublimit, at no time shall the outstanding amounts of all issued Letters of Credit plus the outstanding principal amount of the Line of Credit Advances exceed $20,000,000, and Lender shall be under no obligation to issue any Letter of Credit if doing so would cause the foregoing to occur.

3.10 Section 12.2 of Exhibit C to the Loan Agreement is hereby amended and restated in its entirety as follows:

12.2 Letters of Credit. Upon Borrower’s request from time to time prior to the Line of Credit Maturity Date, and subject to Borrower’s satisfaction of the Lender’s then standard and customary requirements and conditions (including the payment of the Lender’s then customary initial and periodic Letter of Credit fees and charges), and provided that no Default or Event of Default has occurred and is continuing, the Issuer shall issue Letters of Credit, for the account of Borrower, in aggregate amounts not exceeding at any time the Letter of Credit Sublimit. All Letters of Credit now or hereafter issued by the Lender, for the account of Borrower, shall be deemed to reduce the amount of the Commitment by the aggregate face amount of such Letters of Credit, from time to time outstanding. Any payment made by the Lender under or in connection with a Letter of Credit shall constitute a Line of Credit Advance under this Agreement and part of the outstanding principal balance of the Line of Credit Loan on the date such payment is made. Borrower agrees to indemnify and hold the Lender harmless from and against any loss, cost, expense, or liability, including payments made by Lender, reasonable expenses, and reasonable attorneys’ fees incurred by Lender arising out of or in connection with any Letters of Credit. Notwithstanding anything herein to the contrary, the Lender shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement, (ii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuer from issuing such Letter of Credit, or any Governmental Requirements relating to the Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuer shall prohibit, or request that the Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuer is not otherwise compensated hereunder), or shall impose upon the Issuer any unreimbursed loss, cost or expense.

4. Representations and Warranties. As a material inducement to the Lender’s execution of this Agreement, Borrower makes the following warranties and representations to the Lender:

4.1 Borrower has the full power and authority to enter into and perform all of its obligations under this Agreement, and this Agreement, when executed by the Persons signing this Agreement on behalf of Borrower, shall constitute a legal, valid and binding obligation of Borrower enforceable in accordance with its terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally and regardless of whether enforcement is sought in equity or at law). The Persons executing this Agreement on behalf of Borrower have been duly authorized to execute this Agreement by all required action on the part of Borrower.

4.2 There are no liens affecting all or part or the Collateral, except for the liens in favor of the Lender and the Permitted Liens.

4.3 No Event of Default has occurred and is continuing.

5. No Further Modification of Loan Documents. Nothing contained in this Agreement shall be construed to obligate the Lender to extend the time for payment of any Note or otherwise modify any of the Loan Documents in any respect, except as expressly set forth in this Agreement and the Eighth Amended and Restated Promissory Note. This Agreement shall constitute a “Loan Document” for all purposes of the Loan Agreement and the other Loan Documents. Upon the Effective Date, each reference in the Loan Agreement (and in the exhibits to the Loan Agreement) to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import shall mean and be a reference to the Loan Agreement (including the exhibits thereto) as amended hereby, and each reference to the Loan Agreement (including the exhibits thereto) in any other document, instrument or agreement executed and/or delivered in connection with the Loan Agreement shall mean and be a reference to the Loan Agreement (and the exhibits thereto) as amended hereby.

6. No Waiver. No waiver by the Lender of any of its rights or remedies in connection with the Loan Documents shall be effective unless such waiver is in writing and signed by the Lender, The Lender’s rights and remedies under this Agreement are cumulative with and in addition to any and all other legal and equitable rights and remedies which the Lender may have in connection with the Loans.

7. Entire Agreement. This Agreement, the Eighth Amended and Restated Promissory Note and the other Loan Documents contain the entire agreement and understanding among the parties concerning the matters covered by this Agreement, the Eighth Amended and Restated Promissory Note and other Loan Documents and supersede all prior and contemporaneous agreements, statements, understandings, terms, conditions, negotiations, representations and warranties, whether written or oral, made by the Lender or Borrower concerning the matters covered by this Agreement, the Eighth Amended and Restated Promissory Note and the other Loan Documents.

8. Modifications. This Agreement may be modified only by a written agreement signed by Borrower and the Lender.

9. Descriptive Headings; Interpretation; Severability. The headings to sections of this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement. For purposes of this Agreement, the term “including” shall be deemed to mean “including without limitation.” If any provision of this Agreement is deemed to be invalid or unenforceable by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Borrower and the Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Agreement and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

10. Fees. At the time of execution of this Agreement, Borrower shall pay to the Lender, pursuant to Section 6.5 of the Loan Agreement, all reasonable and documented out-of-pocket costs, charges, and expenses paid or incurred by the Lender in connection with the preparation of this Agreement, the Eighth Amended and Restated Promissory Note and the transactions contemplated hereby, including the Lender’s attorneys’ fees. Borrower shall pay all reasonable and documented out-of-pocket costs and expenses, including reasonable attorneys’ fees and costs, incurred by the Lender in enforcing any of the terms of this Agreement or the other Loan Documents, whether or not any legal proceedings are instituted by the Lender. Further, Borrower agrees to pay to the Lender an upfront fee in an amount equal to thirty-three basis points (0.33%) multiplied by the maximum principal amount of the Line of Credit Loan, for the period from November 15, 2024 to November 15, 2025. The entire upfront fee (in the amount of $66,000.00) shall be deemed fully earned by the Lender and due and payable in full upon execution of this Agreement.

11. Indemnification. Borrower shall indemnify and hold the Lender and its officers, directors, agents, employees, representatives, shareholders, affiliates, successors and assigns (collectively, the “Indemnified Parties”) harmless from and against any and all claims, demands, damages, liabilities, actions, causes of action, suits, reasonable costs and expenses, including reasonable attorneys’ fees and costs, directly arising out of or relating to any commission or brokerage fee or charge claimed to be due or owing to any Person in connection with the transactions contemplated by this Agreement as a result of any act or agreement by the Borrower.

12. No Third Party Beneficiaries. This Agreement is entered into for the sole benefit of the Lender and Borrower and their respective permitted successors and assigns, and no other Person shall have any right of action under this Agreement.

13. NO CLAIMS. BORROWER ACKNOWLEDGES AND AGREES THAT (A) IT HAS NO OFFSETS OR DEDUCTIONS OF ANY KIND AGAINST ANY OR ALL OF THE OBLIGATIONS; AND (B) IT HAS NO DEFENSES OR OTHER CLAIMS OR CAUSES OF ACTION OF ANY KIND AGAINST THE LENDER IN CONNECTION WITH THE LOANS OR THE COLLATERAL.

14. Continuing Effect of Documents. The Note, as modified by the Eighth Amended and Restated Promissory Note, the Loan Agreement, as modified by this Agreement, and the other Loan Documents, shall remain in full force and effect in accordance with their terms and are ratified and affirmed in all respects by Borrower.

15. Incorporation By Reference. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT SECTION 6.20 AND SECTION 6.21 OF THE LOAN AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN, MUTATIS MUTANDIS.

16. Counterparts; Successors; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission (including by email as a “.pdf’ or “.tif’) shall be effective as delivery of a manually executed counterpart of this Amendment (including by email as a “.pdf’ or “.tif”). The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Extension and Modification Agreement as of the date first above written.

BORROWER:		LENDER:

ANDERSEN TAX LLC		JPMORGAN CHASE BANK, N.A., as successor-in-interest by purchase of the Line of Credit Loan from the Federal Deposit Insurance Corporation as Receiver for First Republic Bank, San Francisco, CA

By:	/s/ Mark L. Vorsatz	By:	/s/ Jodi L. Gee
Name: Mark L. Vorsatz		Name: Jodi L. Gee
Title: Chief Executive Officer		Title: Authorized Signer